Exhibit 10.3

CHEWY, INC.

2019 OMNIBUS INCENTIVE PLAN

(Effective as of                 , 2019)

1.	Purpose of the Plan

This Plan is intended to promote the interests of Chewy and its shareholders by providing participants with cash and equity-based incentive awards to eligible service providers to encourage them to deliver outcomes and/or continue in the service of the Company.

2.	Definitions

As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:

(a)    “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.

(b)    “Award Agreement” means a written or electronic agreement, in a form determined by the Committee from time to time, entered into by each Participant and Chewy, evidencing the grant of an Incentive Award under the Plan.

(c)    “Beneficial Ownership” (including correlative terms) shall have the meaning ascribed to that term in Rule 13d-3 promulgated under the Exchange Act.

(d)    “Board of Directors” means the Board of Directors of Chewy.

(e)    “Cash-Based Award” means an Incentive Award granted pursuant to Section 7(b) hereof and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

(f)    “Cause” means, unless otherwise specified by the Committee in the applicable Award Agreement, with respect to a Participant’s termination of Service, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Incentive Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s dishonesty, fraud, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity, or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good-faith discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement.

(g)    “Change in Control” means, unless otherwise defined in the Award Agreement:

(i)    any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than Chewy, any employee benefit plan sponsored by Chewy or BC Partners LLP (“BC Partners”) or any of its Affiliates, becomes the Beneficial Owner of stock of Chewy that, together with stock held by such Person or group, constitutes more than 50 percent of the total Voting Power of the stock of Chewy;

(ii)    a majority of members of the Board of Directors is comprised of directors whose appointment or election is (x) not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election or (y) approved in connection with any actual or threatened contest for election to positions on the Board of Directors;

(iii)    there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than the sale or other disposition by the Company of all or substantially all of the Company’s assets to a Person, at least 50 percent of the total Voting Power of the outstanding Voting Securities of which are Beneficially Owned by the holders of the Voting Securities of Chewy immediately prior to such sale or other disposition; or

(iv)    a merger, consolidation, reorganization or similar transaction with or into Chewy or in which securities of Chewy are issued, as a result of which the holders of Voting Securities of Chewy immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined Voting Power of the outstanding Voting Securities of the surviving company or parent corporation resulting from, or issuing its Voting Securities as part of, such event.

Notwithstanding the foregoing, (A) an event described herein shall be considered a “Change in Control” for distribution or payment purposes only if it constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences thereunder and (B) a “Change in Control” shall be deemed not to have occurred as a result of any transaction or series of integrated transactions following which BC Partners or any of its Affiliates possesses, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise, the power to elect a majority of the Board of Directors or the board of directors or similar body governing the affairs of any successor to Chewy.

(h)    “Chewy” means Chewy, Inc., a Delaware corporation.

(i)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(j)    “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(k)    “Company” means Chewy and all of its Subsidiaries, collectively.

(l)    “Consultant” means any natural person who is an advisor, contractor or consultant to Chewy or one of its Subsidiaries.

(m)    “Directors” means any non-employee member of the Board of Directors.

(n)    “Effective Date” means the date the Plan is adopted.

(o)    “Employee” means an employee of Chewy or one of its Affiliates or Subsidiaries.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)    “Fair Market Value” means, with respect to a Share, as of the applicable date of determination, any of (i) the closing price as reported on the securities exchange/s on which Shares are then listed or admitted to trading (the “Securities Exchange”) on the trading day immediately prior to the date of grant of an Incentive Award, or (ii) the closing price as reported on the Securities Exchange on the date of grant of an Incentive Award. In the event that the price of a Share shall not be so reported, the Fair Market Value of a Share shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.

(r)    “Incentive Award” means one or more Share Incentive Awards, collectively.

(s)    “Option” means a stock option to purchase Shares granted to a Participant pursuant to Section 6.

(t)    “Other Share-Based Award” means an award granted to a Participant pursuant to Section 7.

(u)    “Participant” means an Eligible Person to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(v)    “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(w)    “Plan” means the Chewy, Inc. 2019 Omnibus Incentive Plan, as it may be amended from time to time.

(x)    “Registration Date” means the effective date of the first registration statement that is filed by Chewy and declared effective pursuant to 12(g) of the Exchange Act, with respect to any class of Chewy’s securities.

(y)    “Securities Act” means the Securities Act of 1933, as amended.

(z)    “Service” means (i) for an Eligible Person who is an Employee at the time of grant of an Incentive Award, the period during which such Eligible Person is employed by the Company or an Affiliate, (ii) for an Eligible Person who is a Director at the time of grant of an Incentive Award, the period during which such Eligible Person is a member of the Board of Directors, and (iii) for an Eligible Person who is a Consultant at the time of grant of an Incentive Award, the period during which such Eligible Person is providing services to the Company.

(aa)    “Share” means a share of Class A common stock, par value $0.01 per share, of Chewy, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 8 of the Plan.

(bb)    “Share Incentive Award” means an Option or Other Share-Based Award granted pursuant to the terms of the Plan.

(cc)    “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(dd)    “Substitute Award” means Incentive Awards that result from the assumption of, or are in substitution for, outstanding awards previously granted by a company or other entity acquired, directly or indirectly, by Chewy or one of its Subsidiaries or with which Chewy or one of its Subsidiaries combines.

(ee)    “Termination Date” means the date an Eligible Person’s Service terminates.

(ff)    “Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(gg)    “Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

3.	Shares Subject to the Plan and Limitations on Incentive Awards

(a)     The maximum number of Shares that may be covered by Incentive Awards granted under the Plan shall not exceed 31,864,865 Shares in the aggregate. Out of such aggregate, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 31,864,865 shares of Common Stock. The maximum number of Shares referred to in the preceding sentences of this Section 3 shall in each case be subject to adjustment as provided in Section 8 and the following provisions of this Section 3. Of the Shares described, 100% may be delivered in connection with “full-value Awards”, meaning Incentive Awards other than Options or stock appreciation rights. Any Shares granted under any Incentive Awards shall be counted against the Share limit on a one-for-one basis. Shares issued under the Plan may be either authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion. The sum of the grant date fair value of the Incentive Awards and the amount of any cash-based payments that may be granted to a Participant who is an Eligible Person solely by virtue of Service as a Director during any calendar year may not exceed $1,000,000.

(b)    For purposes of the preceding paragraph, Shares covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan; provided, however, that if Shares are withheld to pay the exercise price of an Option or base price of a stock appreciation right or to satisfy any tax withholding requirement in connection with an Option or stock appreciation right, both the Shares issued (if any) and the Shares withheld will be deemed delivered for purposes of determining the number of Shares that are available for delivery under the Plan. In addition, if Shares are issued subject to conditions which may result in the forfeiture, cancellation or return of such Shares to the Company, any portion of the Shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan. Shares covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange (“NYSE”) Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.

4.	Administration of the Plan

(a)    The Plan shall be administered by a Committee of the Board of Directors consisting of two or more Persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” as required by the NYSE or any security exchange on which the Shares are listed, in each case if and to the extent required by applicable federal, state, local, or foreign law or necessary to meet the requirements of such Rule, Section or listing requirement at the time of determination. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those Eligible Persons who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to Persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of applicable law.

(b)     The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

(c)     The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Shares under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to take any action inconsistent with Section 409A of the Code with respect to any Incentive Award subject to such provision or (ii) to take any action inconsistent with applicable law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee, or subcommittee, shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee or subcommittee.

(d)     On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Service during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award, (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award, or (v) adopt procedures regarding the exercise of Options or share appreciation rights, including establishing “black out” or other periods during which Options or share appreciation rights may not be exercised; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, Chewy shall not (x) reprice (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual and any other formal or informal guidance issued by the New York Stock Exchange any Option or share appreciation right or (y) or purchase underwater Options or share appreciation rights from a Participant for value in excess of zero, in each case without the approval of the shareholders of Chewy.

(e)     The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award pursuant to a deferred compensation plan.

(f)     No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Chewy shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those Employees, Consultants, and Directors whom the Committee shall select from time to time, including any person who has received an offer to become an Employee, Consultant or Director, so long as the Incentive Award is contingent on such Person commencing Service (any such Person, an “Eligible Person”). Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.

6.	Options

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as not an incentive stock option.

(a)    Exercise Price. The exercise price per Share covered by any Option shall be not less than 100% of the Fair Market Value of a Share on the date on which such Option is granted, it being understood that the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Share on the date such Substitute Award is assumed, provided that such substitution complies with applicable laws and regulations.

(b)    Term and Exercise of Options

(i)    Each Option shall become vested and exercisable on such date or dates, during such period and for such number of Shares as set forth in the Award Agreement; provided that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from the date such Option is granted; provided, however that the expiration of the Option may be tolled while the Participant cannot exercise such Option because an exercise would violate an applicable federal, state, local, or foreign law, or would jeopardize the ability of Chewy to continue as a going concern, provided, further that the period during which the Option may be exercised is not extended more than 30 days after the exercise of the Option first would no longer violate such applicable federal, state, local, or foreign laws or jeopardize the ability of Chewy to continue as a going concern.

(ii)    Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii)    An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(c)     Special Rules for Incentive Stock Options

(i)    The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of Chewy or any of its “subsidiaries” (within the meaning of Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged.

(ii)     Incentive stock options may only be granted to individuals who are employees of the Company. No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined “voting power” (within the meaning of Section 422 of the Code) of all classes of stock of Chewy or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least 110% of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

7.	Other Share-Based Awards and Cash-Based Awards

(a)    Other Share-Based Awards. The Committee may from time to time grant equity-based or equity-related Incentive Awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Share-Based Award may (i) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of share appreciation rights, phantom stock, restricted shares, restricted share units, performance shares, deferred share units or share-denominated performance units, and/or (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Share-Based Award shall be denominated in, or shall have a value determined by reference to, a number of Shares that is specified at the time of the grant of such Incentive Award.

(b)    Cash-Based Awards. The Committee may from time to time grant Cash-Based Awards to Eligible Persons in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Incentive Awards at any time in its sole discretion. The grant of a Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

8.	Adjustment Upon Certain Changes

Subject to any action by the shareholders of the Company required by law, applicable tax rules or the rules of any exchange on which Shares are listed for trading:

(a)    Shares Available for Grants. In the event of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of Shares, spin-off or similar corporate change or extraordinary cash dividend, the maximum aggregate number of Shares with respect to which the Committee may grant Incentive Awards, the number of Shares subject to Incentive Awards, the exercise price of any Option or base price of any share appreciation right and the applicable performance targets or criteria shall be equitably adjusted or substituted by the Committee to prevent enlargement or reduction in rights granted under the Incentive Award. In the event of any change in the number of Shares of Chewy outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of Shares with respect to which Incentive Awards may be granted and/or to the number of Shares subject to Incentive Awards.

(b)    Increase or Decrease in Issued Shares Without Consideration. In the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a Share dividend (but only on the Shares), or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of Shares subject to each outstanding Incentive Award and the exercise price of any Option or base price of any share appreciation right.

(c)    Certain Mergers and Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the holders of Shares receive consideration in respect of Shares, including cash, securities and/or other property, other than, or in addition to, shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

(A)    cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each Share subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option or share appreciation right such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a Share as a result of such event over (B) the exercise price of such Option or base price of such share appreciation right (which, for the avoidance of doubt, may be zero in the case of underwater Options and share appreciation rights); or

(B)    provide for the termination of an Incentive Award in (whether or not then exercisable or vested) in exchange for an award with respect to (1) some or all of the cash, securities and/or other property, if any, which a holder of the number of Shares subject to such Incentive Award would have received in such transaction upon the exercise of such Incentive Award or realization of the Participant’s rights as of the date of occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights, then such Incentive Award may be terminated by the Company without payment) or (2) securities of the acquirer or surviving entity, or any combination of the foregoing and, incident thereto, in any case, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of securities or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(d)    Other Changes. In the event of any change in the capitalization of Chewy or corporate change other than those specifically referred to in Sections 8(a), (b) or (c), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of Shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.

(e)    No Other Rights. Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger or consolidation of Chewy or any other corporation. Except as expressly provided in the Plan, no issuance by Chewy of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or amount of other property subject to, or the terms related to, any Incentive Award. In taking any of the actions permitted under this Section 8, the Committee will not be required to treat all Incentive Awards similarly in the transaction.

(f)    Savings Clause. No provision of this Section 8 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code with regard to Incentive Awards subject to Section 409A of the Code. Furthermore, no provision of this Section 8 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

9.	Change in Control; Termination of Service

(a)    Change in Control

(i)    Subject to the terms of an Award Agreement, in the event of a Change in Control, (A) Incentive Awards that vest based on time-based criteria will not vest on a Change in Control but will vest if the applicable Participant is terminated without Cause within two years after the consummation of a Change in Control and (B) all performance-based Incentive Awards will convert to time-based Incentive Awards that will be subject to clause (A), with the number of Shares to be determined based on assuming either (1) actual performance to date of a Change in Control (extrapolated as appropriate to the end of the performance period), (2) target performance or (3) the higher of (1) or (2), in the discretion of the Committee.

(ii)    Notwithstanding the foregoing and subject to the terms of an Award Agreement, in the event of a Change in Control, each outstanding Incentive Award shall be treated as the Committee determines, including, without limitation that (x) Incentive Awards may be continued, assumed, or substantially equivalent Incentive Awards may be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices, (y) Incentive Awards may be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights as of the date of occurrence of the Change in Control (and, for the avoidance of doubt, if as of the date of the occurrence of the Change in Control the Committee determines in good faith that no amount would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights, then such Incentive Award may be terminated by the Company without payment) or (z) outstanding Incentive Awards will terminate upon or immediately prior to the consummation of such Change in Control (provided that the Committee provides at least twenty days’ notice to the Participants holding such Incentive Awards and each Participant has had the right to exercise such Incentive Awards in full).

(b)    Termination of Service

(i)    Except as to any Incentive Awards subject to Section 409A of the Code, termination of Service shall mean a separation from service within the meaning of Section 409A of the Code, unless the Participant is retained pursuant to a written agreement and such agreement provides otherwise. The Service of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Unless otherwise agreed by the Committee upon the advice of counsel that so agreeing does not result in the imposition of penalties under Section 409A of the Code, a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, Service to the Company shall be deemed to have had a termination of Service for purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence shall constitute termination of Service, provided that a Participant who is an employee will not be deemed to cease Service in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave of absence constitutes a separation from service for purposes of Section 409A of the Code.

(ii)    The Award Agreement shall specify the consequences with respect to such Incentive Award of the termination of Service of the Participant holding the Incentive Award.

10.	Rights Under the Plan

No Person shall have any rights as a shareholder with respect to any Shares covered by or relating to any Incentive Award until the date of the issuance of such Shares on the books and records of Chewy. Except as otherwise expressly provided in Section 7 hereof or in Participant’s Award Agreement, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 10 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any Share if it were issued or outstanding, or from granting rights related to such dividends; provided that dividends that would be payable with respect to any Share subject to a performance-based Incentive Award shall not be paid until, and only to the extent that, the performance-based conditions are met. The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

11.	No Special Service Rights; No Right to Incentive Award

Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Service by the Company or interfere in any way with the right of the Company at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award. No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.

12.	Securities Matters

(a)    Chewy shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any applicable federal, state, local, or foreign laws. Notwithstanding anything herein to the contrary, Chewy shall not be obligated to cause to be issued Shares pursuant to the Plan unless and until Chewy is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition to the issuance of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that any related certificates representing such Shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)    The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective unless at such time counsel to Chewy shall have determined that the issuance and delivery of Shares pursuant to such exercise would not be in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. Chewy may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. Chewy shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

13.	Withholding Taxes

(a)    Cash Remittance. Whenever withholding tax obligations are incurred in connection with any Incentive Award, Chewy shall have the right to require the Participant to remit to Chewy in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in Shares), Chewy shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(b)    Share Remittance. At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to Chewy a number of Shares that have been owned by the Participant (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 13(a) hereof, if any.

(c)    Share Withholding. At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, Chewy shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 13(a) hereof, if any.

14.	Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code with regard to Incentive Awards subject to Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect in any material respect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

15.	Recoupment

Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent required by (i) applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), (ii) the requirements of an exchange on which the Company’s Shares are listed for trading or (iii) any policy adopted by the Company, in each case, as in effect from time to time to recoup compensation of whatever kind paid by the Company at any time to a Participant under this Plan.

16.	No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

17.	Transfers

Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Chewy unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

18.	Expenses and Receipts

The expenses of the Plan shall be paid by Chewy. Any proceeds received by Chewy in connection with any Incentive Award will be used for general corporate purposes.

19.	Relationship to Other Benefits

No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

20.	Governing Law

The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the state of Delaware without regard to its conflict of law principles.

21.	Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

22.	Effective Date and Term of Plan

The Effective Date of the Plan is June                , 2019. No grants of Incentive Awards may be made under the Plan after the tenth anniversary of the date upon which the Plan was approved by the Board of Directors.